Exhibit 99.1













                               PIVOTAL CORPORATION



                        NOTICE OF ANNUAL GENERAL MEETING

                                       and

                         MANAGEMENT INFORMATION CIRCULAR

                                AND FORM OF PROXY

                                     for the

                             Annual General Meeting

                                  to be held on

                           Thursday, November 15, 2001

--------------------------------------------------------------------------------

[Pivotal Logo]



                                                            October 12, 2001



         Dear Shareholder:

         It is my pleasure to invite you to attend the Company's 2001 Annual General Meeting of shareholders. The Annual General Meeting will be held on Thursday, November 15, 2001 at 2:30 p.m., Vancouver time, at The Delta Pinnacle Hotel, 1128 West Hastings Street, Vancouver, British Columbia.

         If you are unable to attend the Annual General Meeting in person, please complete, date, sign and return the enclosed form of proxy to ensure that your vote is counted.

         The Notice of Annual General Meeting, Management Information Circular and Form of Proxy for the Annual General Meeting, and a reply card for use by shareholders who wish to receive the Company's interim financial statements, are all enclosed. These documents contain important information and I encourage you to read them carefully.




                        Yours truly,


                        (signed) BO MANNING
                        President and Chief Executive Officer


________________________________________________________________

Pivotal Corporation     CHICAGO         WASHINGTON, DC     VANCOUVER
                        DALLAS          TORONTO            224 West Esplanade
www.pivotal.com         NEW YORK        UNITED KINGDOM     Suite 300
                        SAN FRANCISCO   FRANCE             North Vancouver, BC
                        SEATTLE         IRELAND            Canada V7M 3M6
                                                           Phone: 604/988-9982
                                                           Fax: 604/988-0035

                               PIVOTAL CORPORATION
                         Suite 300 - 224 West Esplanade
                    North Vancouver, British Columbia V7M 3M6

                        NOTICE OF ANNUAL GENERAL MEETING

Pivotal Corporation (the "Company") will hold its Annual General Meeting (the "Annual General Meeting") of shareholders at The Delta Pinnacle Hotel, 1128 West Hastings Street, Vancouver, British Columbia, on Thursday, November 15, 2001 at 2:30 p.m. (Vancouver time) for the following purposes:

          (a) to receive the annual report to shareholders of the directors of the Company;

          (b) to receive and consider the financial statements of the Company for the financial period ended June 30, 2001 and the report of the auditors thereon;

          (c)  to elect directors of the Company for the ensuing year;

          (d) to approve and confirm, by ordinary resolution, an amendment to the Company's Incentive Stock Option Plan as set out in the accompanying Information Circular. The full text of this resolution  is  set  out  in  Schedule  "A"  to  the  Information
               Circular.

          (e) to appoint Deloitte & Touche LLP, Chartered Accountants, as auditor of the Company for the ensuing year and to authorize the directors to fix the auditor's remuneration; and

          (f) to transact such other business as may properly come before the Annual General Meeting or any adjournments or postponements thereof.

Accompanying this Notice of Annual General Meeting are: (1) a Management Information Circular and Form of Proxy; (2) the Annual Report for the Company for the year ended June 30, 2001; (3) the audited consolidated financial statements of the Company for the year ended June 30, 2001, which have been prepared in accordance with Canadian generally accepted accounting principles;
(4) a form of proxy for use at the Annual General Meeting; and (5) a reply card for use by shareholders who wish to receive the Company's interim financial statements.

If you are a registered shareholder of the Company and are unable to attend the Annual General Meeting in person, please date and execute the accompanying form of proxy, and deposit it with CIBC Mellon Trust Company at Suite 1600, 1066 West Hastings Street, Vancouver, British Columbia, V6E 3X1, Attention: Ms. Leslie MacFarlane before 2:30 p.m. (Vancouver time) on Tuesday, November 13, 2001, or not less than 48 hours (excluding Saturdays and holidays) before any adjournment of the Annual General Meeting.

If you are a non-registered shareholder of the Company and receive these materials through your broker or through another intermediary, please complete and return the materials in accordance with the instructions provided to you by your broker or such other intermediary. If you fail to follow these instructions, your shares may not be eligible to be voted at the Annual General Meeting.

This Notice of Annual General Meeting, the Management Information Circular and Form of Proxy, the Annual Report, the financial statements, the form of proxy for the Annual General Meeting and, the reply card are first being sent to shareholders of the Company on or about October 12, 2001.

DATED at Vancouver, British Columbia this 12th day of October 2001.

                                    BY ORDER OF THE BOARD OF DIRECTORS

                                    (signed) ANDRE J. BEAULIEU
                                    General Counsel, Assistant Secretary

                                TABLE OF CONTENTS

LETTER TO SHAREHOLDERS

NOTICE OF ANNUAL GENERAL MEETING..................................................................................i

MANAGEMENT INFORMATION CIRCULAR AND FORM OF PROXY.................................................................1
   Solicitation of Proxies........................................................................................1
   Appointment and Revocation of Proxies..........................................................................1
   Exercise of Discretion.........................................................................................1
   Abstention from Voting.........................................................................................2
   Securities Entitled to Vote....................................................................................2
   Principal Shareholders.........................................................................................2
   Currency.......................................................................................................2

PARTICULARS OF MATTERS TO BE ACTED UPON...........................................................................2
   Election of Directors..........................................................................................2
   Amendment to Incentive Stock Option Plan.......................................................................6
   Appointment of Auditor.........................................................................................7

CORPORATE GOVERNANCE..............................................................................................7
   Mandate of the Board of Directors..............................................................................7
   Composition of the Board of Directors..........................................................................8
   Description of Decisions Requiring Prior Approval of the Board of Directors....................................8
   Expectations of Management.....................................................................................8
   Shareholder Communication......................................................................................8
   Recruitment of New Directors and Assessment of the Board of Directors' Performance.............................8
   Committees of the Board of Directors...........................................................................8
     Audit Committee..............................................................................................9
     Compensation Committee.......................................................................................9
     Options Committee............................................................................................9
     Nominating Committee.........................................................................................9

EXECUTIVE COMPENSATION...........................................................................................10
   Summary Compensation Table....................................................................................10
   Stock Options.................................................................................................11
   Employment and Consulting Contracts...........................................................................13
   Remuneration of Directors.....................................................................................13
   Report on Executive Compensation..............................................................................13
   Performance Graph.............................................................................................14

INDEBTEDNESS OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR OFFICERS................................................15

INTEREST OF INSIDERS IN MATERIAL TRANSACTIONS....................................................................15

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON..........................................................15

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE........................................................................15

OTHER BUSINESS...................................................................................................15

                               PIVOTAL CORPORATION

                MANAGEMENT INFORMATION CIRCULAR AND FORM OF PROXY

This Management Information Circular and Form of Proxy ("Information Circular") is furnished in connection with the solicitation of proxies by the management of Pivotal Corporation ("Pivotal" or the "Company") to be voted at the Annual General Meeting of the shareholders of the Company to be held on Thursday, November 15, 2001 (the "Annual General Meeting") at the time and place and for the purposes set forth in the accompanying Notice of Annual General Meeting.

It is anticipated that this Information Circular and the accompanying Notice of Annual General Meeting and form of proxy will be first mailed to the shareholders of the Company on or about October 12, 2001. Unless otherwise stated, the information contained in this Information Circular is given as at September 12, 2001.

Pursuant to section 111 of the Company Act (British Columbia), advance notice of the Annual General Meeting was published in The Vancouver Sun on September 20, 2001.

Solicitation of Proxies

While it is expected that the solicitation for proxies will be conducted primarily by mail, proxies may be solicited personally or by telephone by directors, officers and regular employees of the Company. All costs of solicitation will be borne by the Company.

Appointment and Revocation of Proxies

The individuals named in the accompanying form of proxy are the President and Chief Executive Officer and the Assistant Secretary and General Counsel of the Company. A shareholder has the right to appoint a person, who need not be a shareholder, to attend and act for the shareholder and on the shareholder's behalf at the Annual General Meeting other than either of the persons designated in the accompanying form of proxy, and may do so either by inserting the name of that other person in the blank space provided in the accompanying form of proxy or by completing and delivering another suitable form of proxy.

A proxy may not be valid unless the completed, signed and dated form of proxy is delivered to CIBC Mellon Trust Company, Suite 1600, 1066 West Hastings Street, Vancouver, British Columbia, V6E 3X1, not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time for holding the Annual General Meeting or any adjournment thereof at which the proxy is to be used.

A shareholder who has given a proxy may revoke it by an instrument in writing duly executed and delivered either to CIBC Mellon Trust Company or to the registered office of the Company at any time up to and including the last business day that precedes the day of the Annual General Meeting, or any adjournment thereof, at which the proxy is to be used, or to the Chairman of the Annual General Meeting on the day of the Annual General Meeting or any adjournment thereof. A revocation of a proxy will not affect a matter on which a vote is taken before the revocation.

Exercise of Discretion

On a poll, the nominees named in the accompanying form of proxy will vote or withhold from voting the shares represented thereby in accordance with the instructions of the shareholder on any ballot that may be called for. The proxy will confer discretionary authority on the nominees named therein with respect to:

          (a) each matter or group of matters identified therein for which a choice is not specified other than the appointment of an auditor and the election of directors;

          (b)  any amendment to or variation of any matter  identified  therein;
               and

          (c) any other matter that properly comes before the Annual General Meeting.

In respect of a matter described in this Information Circular for which a choice is not specified in the proxy, the nominees named in the accompanying form will vote shares represented by the proxy for the approval of such matter.

As of the date of this Information Circular, management of the Company knows of no amendment, variation or other matter that may come before the Annual General Meeting, but if any amendment, variation or other matter properly comes before the Annual General Meeting each nominee intends to vote thereon in accordance with the nominee's best judgement.

Abstention from Voting

Shareholders may abstain from voting in respect of certain matters described in this Information Circular by completing, if applicable, the box marked "Withhold" on the accompanying form of proxy, or by attending the Annual General Meeting in person, and abstaining from voting for or against a particular matter.

Securities Entitled to Vote

As of September 12, 2001, the Company had outstanding 23,996,235 fully paid and non-assessable Common Shares without par value, each carrying the right to one vote.

Only shareholders of record at the close of business on October 5, 2001 who either attend the Annual General Meeting personally or complete, sign and deliver a form of proxy in the manner and subject to the provisions described above will be entitled to vote or to have their shares voted at the Annual General Meeting.

Principal Shareholders

To the knowledge of the directors and senior officers of the Company, as at September 12, 2001, no one beneficially owned directly or indirectly, or exercised control or direction over, voting securities carrying 10% or more of the voting rights of the Company.

Currency

All references to monetary amounts are in Canadian dollars unless otherwise indicated.


                     PARTICULARS OF MATTERS TO BE ACTED UPON


Election of Directors

The directors of the Company are elected at each Annual General Meeting and hold office until the close of the next annual general meeting or until their successors are duly elected or appointed. Management proposes to nominate each of the following six persons for election as a director of the Company. All the proposed nominees are presently directors of the Company.

The six nominees who receive the most votes in favour of their respective appointments will be elected to the Board of Directors.

Proxies cannot be voted for a greater number of persons than the number of nominees named. In the absence of instructions to the contrary, if the enclosed form of proxy is signed and returned in accordance with the instructions above, it will be voted for the nominees set out below.

Information concerning the six nominees, as furnished by them individually, is set forth below.

   Nominee's Name and Residence                            Resume
-----------------------------------          -----------------------------------

KENT ROGER (BO) MANNING (1)(2)       KENT  ROGER (BO)  MANNING  has  served as  President,  Chief
Vancouver, British Columbia, Canada  Executive Officer and a director since August 2001. Prior to joining Pivotal,  Mr. Manning served as co-founder and Chief
                                     Executive  Officer  of  Roundarch,  a  CRM  solutions  joint venture between Deloitte  Consulting,  BroadVision,  and WPP
                                     Group (holding company for Ogilvy & Mather, Young & Rubicam,
                                     J. Walter  Thompson),  from January 2000 to August 2001. Mr.
                                     Manning served as Global CRM Practice  Leader,  for Deloitte
                                     Consulting,  from 1995 to 1999. Mr. Manning also served as a
                                     Consultant to Deloitte  Consulting from 1987 to 1995.  Prior to that, Mr.  Manning  served as General  Manager of Infopro from 1984 to 1987.  Mr.  Manning holds a triple  Bachelor of
                                     Arts degree  from the  University  of Michigan in  business, economics and psychology and received his MBA in 1987,  from
                                     Northwestern University with a double major in marketing and finance.

NORMAN B. FRANCIS (1)(2)             NORMAN B. FRANCIS  co-founded Pivotal in 1990 and has served
West Vancouver, British Columbia     a director  since  December  1990 and as President and Chief
Canada                               Executive  Officer from  December  1990 to August 2001.  Mr.
                                     Francis'  experience  prior to co-founding  Pivotal includes
                                     co-founding   Basic   Software  Group  Inc.,  an  accounting
                                     software  company,  in 1979.  Mr.  Francis  served  as Basic
                                     Software  Group's  Vice  President,   Operations  until  the
                                     company was acquired by Computer  Associates  International,
                                     Inc., a software  company,  in 1985.  Mr.  Francis served as
                                     Vice   President,   Micro  Products   Division  of  Computer
                                     Associates International Inc. from 1985 to 1990. Mr. Francis holds a bachelor of science degree in Computer  Science from
                                     the  University  of  British  Columbia,   Canada  and  is  a
                                     Chartered Accountant.

-----------------------------------
1 Member of the Options Committee
2 Member of the Nominating Committee


KEITH R. WALES                      KEITH R. WALES co-founded  Pivotal in 1990 and has served as
West Vancouver, British Columbia    a  director  since  December  1990  and  as  Executive  Vice
Canada                              President,  Corporate Projects since January 2001. Mr. Wales also  served  as Chief  Technical  Officer  from  July  1999 through  December 2000 and as Vice  President,  Research and
                                    Development from December 1990 through July 1999. Mr. Wales'
                                    experience prior to co-founding Pivotal includes co-founding
                                    Basic Software Group Inc., an accounting  software  company, in 1979.  Mr.  Wales served as Basic  Software  Group's Vice
                                    President,  Research and  Development  until the company was acquired by Computer Associates International, Inc. in 1985.
                                    Mr. Wales served as Divisional Vice President,  Research and
                                    Development of Computer Associates International,  Inc. from
                                    1985 to 1986.  Mr. Wales holds a bachelor of science  degree in Mathematics  and a master's of science degree in Computer
                                    Science from the University of British Columbia, Canada.

JEREMY A. JAECH
Seattle, Washington                 JEREMY A. JAECH has  served as a  director  since July 1996.
                                    Mr.  Jaech  currently  serves as Managing  Member,  Poseidon
                                    Ventures LLC. Prior to Poseidon  Ventures,  Mr. Jaech served as  Vice  President  for  the  Business  Tools  Division  at
                                    Microsoft  Corporation.   Prior  to  Microsoft,   Mr.  Jaech
                                    co-founded  Visio  Corporation in September 1990, a supplier
                                    of  enterprise-wide   business   diagramming  and  technical
                                    drawing software for Microsoft Windows, which was later sold to Microsoft.  Prior to co-founding Visio  Corporation,  Mr.
                                    Jaech  co-founded  Aldus  Corporation  in 1984 and served as
                                    Vice President, Engineering. Aldus Corporation was purchased by Adobe Systems  Incorporation  in 1989.  Mr. Jaech holds a bachelor's  degree in Mathematics  and a master's  degree in
                                    Computer Science from the University of Washington.

--------------------------------------
3 Member of the Compensation Committee
4 Member of the Audit Committee


ROBERT J. LOUIS(3)(4)               ROBERT J. LOUIS has  served as a  director  since June 1995.
West Vancouver, British Columbia    Since  March  1999,  Mr.  Louis has served as  President  of
Canada                              Ventures West Management  Ltd., a venture capital firm which he joined as an Executive  Vice  President in January  1991.
                                    Mr. Louis earned a bachelor of science degree and a master's degree in Science from the  University of Victoria,  British
                                    Columbia,  Canada and a Ph.D. in Physics from the University of British Columbia, Canada.



STEVEN M. GORDON(2)(4)              Steven M.  Gordon has served as a  director  since  November
Seattle, Washington                 2000. Mr. Gordon  currently  serves as Strategic  Advisor to
                                    Wavelink  Corporation.  Prior to  Wavelink,  Mr.  Gordon has
                                    served  as Vice  President  of  Microsoft  Corporation  from
                                    January 2000 to August 2000,  as Senior Vice  President  and
                                    Chief Financial  Officer of Visio  Corporation from February
                                    1997 to January 2000, as Vice President and Chief  Financial
                                    Officer  of  Data  I/O  Corporation  from  October  1993  to
                                    February  1997,  as Vice  President,  Finance  of  Data  I/O
                                    Corporation  from May 1992 to October  1993 and as Corporate
                                    Controller  of Data I/O  Corporation  from April 1989 to May
                                    1992.  Mr.  Gordon  holds a  Bachelor  of Arts  degree  from
                                    Washington  State  University  and  is  a  Certified  Public
                                    Accountant.


-----------------------------------
2 Member of the Nominating Committee
3 Member of the Compensation Committee
4 Member of the Audit Committee


Douglas J. Mackenzie is currently a director of the Company but will not be standing for re-election for the upcoming year.

The following table sets out the number of Common Shares and stock options beneficially owned by each nominee for election to the Board of Directors and the senior officers of the Company, directly or indirectly, or over which each nominee or officer exercised control or direction, as at September 12, 2001.

                 Name of Beneficial Owner                  Number of Shares (1)           Number of Options
                ------------------------                  ---------------------          -------------------

KENT ROGER (BO) MANNING                                            Nil                      500,000(2)
President, Chief Executive Officer and Director

NORMAN B. FRANCIS                                              1,966,600(3)                   97,850
Director

KEITH R. WALES                                                  975,800(4)                    50,000
Executive Vice President,Corporate Projects and
Director

JEREMY A. JAECH                                                 55,556(5)                     100,000
Director

ROBERT J. LOUIS                                                1,559,458(6)                     Nil
Director

STEVEN M. GORDON                                                   Nil                        40,000
Director                                                       -----------                   ---------
                                              TOTAL:            4,557,414                     787,850
                                                               ===========                   ==========
                             % of total outstanding:              18.99%                      18.89%
                                                               ===========                   ==========

--------------------
Notes:

(1) Information as to the number of Common Shares beneficially owned, directly or indirectly, is based on information furnished by the Registrar and Transfer Agent of the Company and by the nominees or officers.

(2) The Board of Directors have approved additional grants of 250,000 options on each of November 1, 2001 and February 1, 2002.

(3) The Common Shares owned by Mr. Francis represent 8.20% of the outstanding voting securities of the Company.

(4) The Common Shares owned by Mr. Wales represent 4.07% of the outstanding voting securities of the Company.

(5) The Common Shares owned by Mr. Jaech represent 0.23% of the outstanding voting securities of the Company.

(6) The Common Shares owned by Mr. Louis represent 6.50% of the outstanding voting securities of the Company. Includes (a) 363,514 shares held of record by Bank of Montreal Capital Corporation which is managed by Ventures West Management TIP Inc., an entity wholly owned by Ventures West Capital Ltd.; and (b) 1,195,944 shares held of record by VW B.C. Technology Investment Fund Limited Partnership, of which Ventures West Management B.C. Ltd. is the general partner. Ventures West Management B.C. Ltd. is wholly owned by Ventures West Capital Ltd. Mr. Louis, as President of Ventures West Capital Ltd., a venture capital firm with controlled subsidiaries which include Ventures West Management TIP Inc. and Ventures West Management B.C. Ltd., disclaims beneficial ownership of such shares except to the extent of his pecuniary interest.


Amendment to Incentive Stock Option Plan

At the Annual General Meeting, approval of the shareholders will be sought to pass an ordinary resolution, being a resolution passed by a majority of shareholders at the Annual General Meeting, confirming an amendment to the Incentive Stock Option Plan (the "Plan") of the Company as approved by the directors of the Company. The amendment will:

     (a)  increase  the maximum  number of Common  Shares  reserved for issuance
          under  the  Plan  by  1,000,000  Common  Shares,   from  7,376,186  to
          8,376,186; and

     (b) delete the words "the lesser of (i) 800,000 shares or (ii)" in Section 5(a) of the Plan.

These amendments are required in order to ensure sufficient options are available to permit the Company to maintain its policy of granting options to employees to align their interests with those of the Company's shareholders. Copies of the amended Plan may be obtained by any shareholder from the Secretary of the Company and are available for inspection by shareholders of the Company at its corporate head office at Suite 300 - 224 West Esplanade, North Vancouver, British Columbia V7M 3M6, and will be available for review at the Annual General Meeting. Implementation of the amendment to the Plan is subject to the approval of regulatory authorities. The remainder of the Plan remains unchanged from the form previously approved by shareholders.

The text of the proposed resolution to approve this amendment to the Plan is set out in Schedule "A" hereto.

Appointment of Auditor

Unless otherwise instructed, the proxies received pursuant to this solicitation will be voted for the appointment of Deloitte & Touche LLP, Chartered Accountants, of Vancouver, British Columbia, as the auditors of the Company to hold office until the close of the next annual general meeting of the Company or until a successor is appointed. The appointment of Deloitte & Touche LLP as auditor of the Company must be approved by a majority of more than fifty per cent of the votes cast by the holders of Common Shares who vote in person or by proxy at the Annual General Meeting.

It is proposed that the remuneration to be paid to the auditor be fixed by the Board of Directors. Deloitte & Touche LLP has been the auditor of the Company since July, 1998.


                              CORPORATE GOVERNANCE


Mandate of the Board of Directors

Pursuant to the British Columbia Company Act, the Board of Directors is required to manage or supervise the management of the business and affairs of the Company. The Board of Directors' principal responsibilities are to supervise and evaluate management, to oversee the conduct of the business, to set policies appropriate for the business and to approve corporate strategies and goals. The mandate and responsibilities of the Board of Directors are to be carried out in a manner consistent with the fundamental objective of protecting and enhancing the value of the Company and providing ongoing benefit to the shareholders.

The responsibilities of the Board of Directors include the review and critique of management's strategy and plans on a formal basis at least once each year, and on an ongoing basis as part of the continuing dialogue between management and directors. A fundamental part of the planning and review process includes the identification by management and the directors of areas of risk to the Company and the development of plans to address those risks. The Board of Directors also makes inquiries to satisfy itself that the Company has in place proper management information systems and internal controls.

The directors are kept informed of the Company's operations at meetings of the Board of Directors and its committees and through reports and analyses by management. There were 13 meetings (in person or by teleconference) of the Board of Directors during the financial year ended June 30, 2001. Only Mr. Jaech missed more than one meeting of the Board, due to business obligations. The frequency of meetings, as well as the nature of the matters dealt with, will vary from year to year depending on the state of the Company's business and the opportunities or risks which the Company faces from time to time. Within this framework, it is anticipated that the Board of Directors will meet eight times during the financial year ending June 30, 2002. In addition, informal communications between management and directors occur outside of regularly scheduled board and committee meetings.

Composition of the Board of Directors

The Board of Directors is currently composed of three related directors and three unrelated directors. The guidelines for corporate governance adopted by The Toronto Stock Exchange recommends that the Board of Directors be constituted with a majority of individuals who qualify as unrelated directors. An unrelated director is a director who is independent of management and is free from any interest and any other business or other relationship which could, or could reasonably be perceived to, materially interfere with the director's ability to act with a view to the best interests of the corporation, other than interests and relationships arising from shareholding. A related director is a director who is not an unrelated director.

The Board of Directors has determined that of its six present directors, three are unrelated and three, Kent Roger (Bo) Manning, Norman B. Francis and Keith R. Wales are related directors as they currently serve as President and Chief Executive Officer, former President and Chief Executive Officer and Executive Vice President, Corporate Projects of the Company, respectively.

The Company does not have a significant shareholder with the ability to exercise a majority of the votes for the election of the Board of Directors.

Description of Decisions Requiring Prior Approval of the Board of Directors

In addition to matters which by law or by the Articles of the Company must be approved by the Board of Directors, management is required to seek Board of Director approval for major transactions such as strategic alliances, acquisitions and financings.

Expectations of Management

Management is responsible for developing and implementing the strategies and tactics of the Company within the context of authorized budgets and corporate policies and procedures. Management provides information to the Board of Directors in a regular and comprehensive fashion. The Board of Directors uses this information along with other information requested from time to time to assist management by providing advice and guidance to identify issues and opportunities for the Company.

Shareholder Communication

The Company employs a combination of active and passive methods to communicate with its shareholders. Regular communications are conducted with shareholders through press releases, newsletters and annual and quarterly reports. At the Annual General Meeting, a full opportunity is afforded shareholders to ask questions concerning the Company's business and, in addition, the Company organizes or makes presentations at many investor conferences each year. The Company's investor relations department also answers numerous queries and makes information about the Company available on the Company's Website at www.pivotal.com. The Board of Directors believes that the Company's communications with shareholders and investors is responsive and effective.

Recruitment  of  New  Directors  and  Assessment  of  the  Board  of  Directors'
Performance

The Nominating Committee, a subcommittee of the Board of Directors, is responsible for identifying, evaluating and recommending nominees for the Board of Directors and reviewing incumbent directors for re-election to the Board of Directors.

Committees of the Board of Directors

The Board of Directors has established four standing committees: the Audit Committee, the Compensation Committee, the Options Committee and the Nominating Committee. The Board of

Directors has delegated certain responsibilities to each of these Committees and has also instructed each of them to perform certain advisory functions and make recommendations and report to the Board of Directors. Where considered prudent, certain matters falling under the responsibility of these Committees are at times dealt with at a meeting of the entire Board of Directors.

Audit Committee

The Audit Committee meets with the financial officers of the Company and the independent auditors to review and inquire into matters affecting financial reporting, the system of internal accounting and financial controls and procedures and audit procedures and plans. The Committee also makes recommendations to the Board of Directors regarding the appointment of independent auditors. In addition, the Committee reviews and recommends to the Board of Directors for approval the annual financial statements of the Company and certain other documents required by the regulatory authorities. The Committee is also responsible for approving the policies under which the financial officers of the Company may invest funds in excess of those required for current operations. In the financial year ended June 30, 2001, this Committee met four times. This Committee is composed of Steven M. Gordon, Robert
J. Louis and Jeremy A. Jaech, none of whom are current or former officers of the Company. All members of the Committee are unrelated directors.

Compensation Committee

The Compensation Committee is responsible for establishing and monitoring the Company's long range plans and programs for attracting, training, developing and motivating employees. The Committee reviews recommendations for the appointment of persons to senior executive positions, considers terms of employment, including succession planning and matters of compensation and recommends awards under the Company's incentive stock option plan and the employee share purchase plan. In the financial year ended June 30, 2001, this Committee met once. The Committee is composed of Jeremy A. Jaech and Robert J. Louis, none of whom are current or former officers of the Company. Both members of the Committee are unrelated directors.

Options Committee

The Option Committee has been given the authority to grant options to employees of Pivotal pursuant to Pivotal's Incentive Stock Option Plan. The Committee is currently composed of Norman B. Francis and Kent Roger (Bo) Manning, both of whom are related directors. The corporate governance policies of The Toronto Stock Exchange recommend that the committees of the Board of Directors be composed of outside directors, the majority of whom are unrelated directors, although some board committees may include one or more inside directors. The Board has considered this issue and supports the continued membership of Mr. Francis and Mr. Manning on this Committee.


Nominating Committee

The Nominating Committee is responsible for identifying, screening and interviewing candidates for positions on the Board of Directors. The Nominating Committee submits, to the Board of Directors, recommendations for the appointment of directors. The Committee is currently composed of Norman B. Francis and Kent Roger (Bo) Manning, both of whom are related directors and Steven M. Gordon, an unrelated director.

                             EXECUTIVE COMPENSATION


Summary Compensation Table

During the Company's financial year ended June 30, 2001, the aggregate cash compensation paid or payable by the Company to its directors and senior officers was $1,064,669 (the average conversion rate for the year ended June 30, 2001 is U.S.$1.00 = Cdn.$1.52571).

The table below contains a summary of the compensation paid to the Company's President and Chief Executive Officer and the Company's four most highly compensated executive officers (other than the President and Chief Executive Officer) who were serving as executive officers at the end of the Company's most recently completed financial year (collectively, the "Named Executive Officers"), for each of the Company's three most recently completed financial years ended June 30, 2001, 2000 and 1999.

                           Summary Compensation Table


                                                                                     Long Term
                                                Annual Compensation                Compensation

                                                                                Securities          Other
   Name and Principal Position       Year          Salary         Bonus        Under Options     Compensation
-------------------------------      ----          ------         -----        -------------     ------------
NORMAN B. FRANCIS                    2001         $175,000        $19,689        25,000              Nil
President and Chief Executive        2000         $175,000        $78,983        25,000              Nil
Officer(1)                           1999         $120,000            Nil           Nil              Nil

KEITH R. WALES                       2001         $112,500         $9,063        25,000              Nil
Executive Vice President,            2000         $150,000        $35,931        25,000              Nil
Corporate Projects                   1999         $120,000        $37,064           Nil

VINCENT D. MIFSUD                    2001         $225,000       $108,532       250,000              Nil
Chief Operating Officer, Chief       2000         $175,000       $103,755        20,000              Nil
Financial Officer and Executive      1999          $85,192        $47,068       160,000          $14,269
Vice President(2)

ROBERT A. RUNGE                      2001       US$190,000            Nil        70,000              Nil
Chief Marketing Officer              2000       US$160,000        $53,665        20,000              Nil
                                     1999       US$141,000        $39,651        60,000              Nil

KIRK HERRINGTON                      2001         $125,000            Nil        10,000              Nil
Chief Technical Officer and          2000                                        80,636              Nil
Executive Vice President,            1999
Product Development(3)


----------------------------------
Notes:
(1) On August 27, 2001 Mr. Francis resigned as President and Chief Executive Officer and Kent Roger (Bo) Manning was appointed President and Chief Executive Officer.

(2) We hired Mr. Mifsud in December 1998. Mr. Mifsud's annual salary was $150,000 of which $85,192 was paid to Mr. Mifsud during the fiscal year ended June 30, 2000. Mr. Mifsud's guaranteed annual bonus was $57,750 of which $32,799 was paid to Mr. Mifsud during the fiscal year ended June 30, 1999.

(3)  Mr. Herrington's salary is from September 1, 2000 to June 30, 2001.

Stock Options

Pivotal's Board of Directors and shareholders approved the Company's Incentive Stock Option Plan (the "Plan") in July, 1992. Initially, 1,096,800 Common Shares were reserved for issuance under the Plan. This reserve has been increased several times. Initially, the eligible persons under the Plan were Pivotal's directors, officers and employees and the directors, officers and employees of Pivotal's subsidiaries. The Plan was subsequently amended to extend eligibility to include Pivotal's independent contractors and consultants, independent contractors and consultants of Pivotal's subsidiaries and any partnership, joint venture, or other entity in which Pivotal holds a 50% or greater voting interest, and directors of any such partnership, joint venture, or other entity. The exercise price for options granted under the Plan is determined by the Board of Directors, and must not be less than the fair market value of the Common Shares on the date of grant as determined by the Board of Directors, less any discount permitted by law and by regulatory bodies having jurisdiction over Pivotal. In the case of U.S. residents and citizens, the Plan provides for the grant of both incentive stock options that may qualify under section 422 of the U.S. Internal Revenue Code and non-qualified stock options on terms determined by the Board of Directors, subject to statutory and other limitations in the Plan, including limitations on the exercise price, which for incentive options to comply with section 422 of the Code, may not be less than 100% of the fair market value of the Common Shares on the date of grant. Incentive options may be granted to Pivotal's employees and those of Pivotal's subsidiaries, while non-qualified options may be issued to non-employee directors, and independent contractors, as well as to employees.

The Plan is administered by the Board of Directors, which determines the individuals who receive options, the time period during which the options may be partially or fully exercised, the number of Common Shares issuable upon the exercise of each option and the option exercise price.

No option may be transferred by an optionee other than by the laws of succession, descent and distribution, and, during the lifetime of an optionee, the option is exercisable only by the optionee.

If an optionee's employment or engagement is terminated other than by death or disability, no further instalments of options that have not vested as of the date of termination will become exercisable, and the optionee will be entitled to exercise vested options for a period of 30 days following termination. If an optionee is terminated for cause, any option or unexpired portion granted to the optionee terminates immediately. Upon termination of employment or engagement of an optionee by reason of death or permanent and total disability, the optionee's options remain exercisable for 12 months to the extent that the options had vested and were exercisable on the date of termination.

Each option vests and becomes exercisable at such times determined by the Board of Directors at the time of grant. Holders of options granted before June 1999 under the Plan cannot exercise these options more than five years from the date of grant, or an earlier date as may be fixed by the Board of Directors. In June 1999, Pivotal's shareholders approved amendments to the Plan which became effective on August 5, 1999. These amendments, among other things: (a) permitted the grant of options with a duration of up to ten years; (b) extended the expiry date for the Plan from July 31, 2002 to July 31, 2006; (c) deleted the requirements for shareholders approval for future amendments to the Plan, other than as required by law; (d) allowed administration of the Plan by a committee of the Board of Directors; and (e) permitted the Plan administrator to authorize two of Pivotal's officers acting together to make option grants to eligible individuals other than executive officers or directors within limits set by the Plan administrator.

The amendments also increased the number of Common Shares reserved for issuance pursuant to the Plan by: (a) 1,076,186 Common Shares (which, when combined with earlier increases, resulted in a maximum of 5,076,186 Common Shares being issuable under the Plan); plus (b) an automatic increase on the first day of each fiscal year beginning in 2001, equal to the lesser of 800,000 Common Shares or 4% of the average Common Shares outstanding as used to calculate fully diluted earnings per share as reported in Pivotal's annual report to shareholders for the preceding year. Should the proposed changes be approved, the number of Common Shares reserved for issuance pursuant to the Plan will be (a) 8,376,186 Common Shares; plus (b) an automatic increase on the first day of each fiscal year equal to 4% of the average Common Shares outstanding as used to calculate fully diluted earnings per share as reported in Pivotal's annual report to shareholders for the preceding year.

On September 21, 2000, the Board of Directors of the Company approved a further increase in the maximum number of Common Shares reserved for issuance under the Plan by 1,500,000 Common Shares, from 5,076,186 to 6,576,186, in order to ensure sufficient options are available to permit the Company to maintain its policy of granting options to employees to align their interests with those of the Company's shareholders prior to the automatic increase which, as discussed above, occurred on July 1, 2001.

On September 12, 2001, the Board of Directors of the Company approved a further increase in the maximum number of Common Shares reserved for issuance under the Plan by 1,000,000 Common Shares, from 7,376,186 to 8,376,186 and deleted the restriction of the lesser of 800,000 Common shares in the automatic increase on the first day of each fiscal year in order to ensure sufficient options are available to permit the Company to maintain its policy of granting options to employees to align their interests with those of the Company's shareholders prior to the automatic increase which, as discussed above, will not occur until July 1, 2002. This amendment to the Plan is subject to the approval of the shareholders of the Company, as described in the attached Schedule "A" and to the approval of regulatory authorities.

The usual period over which options become vested under the Plan is four years, with vesting as to 25% on the first anniversary of the date of grant and 12.5% at the end of each six month period thereafter, but the Plan administrator may provide for different vesting schedules in particular cases. The exercise price payable for Common Shares purchased under the Plan must be paid in cash or by certified cheque, or other consideration with equivalent value at the time of purchase as the Plan administrator may determine.

Any unexercised options that expire or that terminate upon an employee ceasing to be employed by Pivotal become available again for issuance under the Plan. The Plan as amended will terminate on July 31, 2006.

A summary of stock options granted to the Named Executive Officers under the Plan during the financial year ended June 30, 2001 is set out in the table below. No stock appreciation rights ("SARs") are outstanding, and it is currently intended that none be issued.

As at September 12, 2001, options to purchase 4,215,583 Common Shares were outstanding.


                                             Options Granted During 2001 Financial Year(1)

                                                                           Market Value of
                                                                             Securities
                                             % of Total Exercise         Underlying Options
                             Securities       Options       Price (per     on the Date of      Expiration        Date
           Name             Under Options Granted in the  Common Share)   Grant (per Common       Date         of Grant
                                               Year                            Share)
NORMAN B. FRANCIS              25,000          1.06%        US$35.375         US$35.375      Jul. 26, 2010   Jul. 26, 2000

KEITH R. WALES                 25,000          1.06%        US$35.375         US$35.375      Jul. 26, 2010   Jul. 26, 2000

VINCENT D. MIFSUD              20,000          0.85%        US$35.375         US$35.375      Jul. 26, 2010   Jul. 26, 2000

                               80,000          3.40%         US$50.00          US$50.00      Nov. 13, 2010   Nov. 13, 2000

                               20,000          0.85%         US$23.75          US$23.75       Jan. 8, 2011    Jan. 8, 2001

                               130,000         5.53%       US$ 9.4375        US$ 9.4375       Apr. 3, 2011    Apr. 3, 2001

ROBERT A. RUNGE                20,000          0.85%        US$35.375         US$35.375      Jul. 26, 2010   Jul. 26, 2000


                               20,000          0.85%        US$29.8125       US$29.8125      Jan. 25, 2011   Jan. 25, 2001
                               20,000          0.85%          US$22.00         US$22.00      Apr. 26, 2011   Apr. 26, 2001
                               10,000          0.43%        US$ 9.4375       US$ 9.4375       Apr. 3, 2011    Apr. 3, 2001
KIRK HERRINGTON                10,000          0.43%        US$ 9.4375       US$ 9.4375       Apr. 3, 2011    Apr. 3, 2001
----------------------------

(1)  All stock options are for Common Shares of the Company.

The following table summarizes all stock options exercised by Named Executive Officers during the financial year ended June 30, 2001.


Aggregated Options Exercised During 2001 Financial Year and Financial Year-End Option Values(1)

                                                                                            Value of Unexercised
                               Securities                       Unexercised Options at     in-the-Money Options at
                               Acquired on    Aggregate Value        June 30, 2001              June 30, 2001
            Name                Exercise         Realized       Exercisable/Unexercisable  Exercisable/Unexercisable
----------------            ---------------   ---------------   ------------------------- --------------------------

NORMAN B. FRANCIS                  Nil              Nil              50,762/47,088           $738,307/$113,244

KEITH R. WALES                     Nil              Nil              9,375/40,625                  $0/$0

VINCENT D. MIFSUD                52,500         $1,068,983          28,750/308,750          $127,752/$1,905,635

ROBERT A. RUNGE                  15,000          $503,538           10,000/102,500              $0/$382,695

KIRK HERRINGTON                   1,442           $84,761            20,157/69,037           $22,495/$132,631
-----------------------------

(1) Based on the closing price of the Common Shares on the NASDAQ National Market on July 2, 2001, being US$18.20.


Employment and Consulting Contracts

The Company has entered into employment agreements with each of Robert Runge (effective from September 8, 1997), Vincent D. Mifsud (effective from November 16, 1998) and Kent Roger (Bo) Manning (effective from August 22, 2001). Each agreement requires the execution of confidentiality agreements containing customary terms, including non-solicitation provisions. The agreements with Messrs. Runge, Mifsud and Manning also provide that in the event of dismissal without just cause or where all or substantially all of the shares or assets of Pivotal are acquired, the standard vesting schedule under the Company's Incentive Stock Option Plan will be accelerated.

Remuneration of Directors

The Company does not pay cash compensation to directors for serving on the Board of Directors, but it does reimburse directors for out-of-pocket expenses for attending board and committee Annual General Meetings. The Company does not provide additional compensation for committee participation or special assignments of the Board of Directors. Of the Directors, Messrs. Francis, Wales, Jaech, MacKenzie and Gordon received stock options for their participation on the Board of Directors for the year ended June 30, 2001. Both Messrs. Francis and Wales received options to purchase 25,000 Common Shares at a price of US$35.375 per share. Each of Messrs. Jaech, MacKenzie and Gordon received options to purchase 40,000 Common Shares at a price of US$36.25 per share.

Report on Executive Compensation

The Compensation Committee of the Board of Directors reviews and recommends to the Board of Directors the compensation and benefits of all Pivotal's executive officers and establishes and reviews general policies relating to compensation and benefits of Pivotal's employees.

The Company's compensation policies and programs are designed to be competitive with similar customer relationship management companies in the e-commerce environment and to recognize and reward executive performance consistent with the success of the Company's business. These policies and programs are intended to attract and retain capable and experienced people.

In addition to industry comparables, the Committee considers a variety of factors when determining both compensation policies and programs and individual compensation levels. These factors include the long range interests of the Company and its shareholders, overall financial and operating performance of the Company and the Committee's assessment of each executive's individual
performance   and   contribution   towards  Annual  General  Meeting  goals  and
objectives.

The total compensation plan for executive officers is comprised of four components: base salary, cash bonuses, stock options and an employee stock purchase plan. In establishing base salaries, the Committee reviews competitive market data for each of the executive positions and determines placement at an appropriate level in a range. Compensation levels are typically negotiated with the candidate for the position prior to his or her final selection as an executive officer. The compensation range for executives normally moves annually to reflect external factors such as inflation. Cash bonuses are used to reward officers for meeting specific performance targets as mutually agreed upon on an annual basis. The third component of the compensation plan is the Incentive Stock Option Plan, which is intended to emphasize management's commitment to growth of the Company and the enhancement of shareholder value. The fourth component of the compensation plan is the employee stock purchase plan, which is used to encourage participants to remain in the employ of the Company and to have a strong commitment to, and a personal interest in, the success of the Company.

Performance Graph

The following graph compares the monthly percentage change in the Company's cumulative total shareholder return on its Common Shares with the cumulative total return of the NASDAQ National Market(1), for the period from July 1, 2000 to June 30, 2001.

[The performance graph is presented in a bar graph format that compares the performance of Pivotal common shares with other stock indices]

Note:(1) The Company completed an initial public offering and its securities were listed on the NASDAQ National Market on August 5, 1999. The Company's securities were listed on the Toronto Stock Exchange on August 17, 2000.


        INDEBTEDNESS OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR OFFICERS

During the year ended June 30, 2001, an aggregate of $320,000 was loaned to the directors, executive officers or senior officers of the Company or any proposed nominees for directors of the Company, or any associates of any of them, or any subsidiary thereof. Of the $320,000, $250,000 was loaned to Vincent Mifsud, Chief Operating Officer, Chief Financial Officer and Executive Vice President. The largest amount of Mr. Mifsud's loan outstanding during the year ended June 30, 2001 and the amount outstanding as at September 12, 2001 is $250,000. The loan to Mr. Mifsud is non-interest bearing, due within one year and is secured by certain shares of a private company.


                  INTEREST OF INSIDERS IN MATERIAL TRANSACTIONS

To the knowledge of management of the Company, no insider or nominee for election as a director of the Company had any interest in any material transaction involving the Company during the year ended June 30, 2001 or has any interest in any actual or proposed material transaction involving the Company in the current year.


             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

None of the directors or senior officers of the Company, nor any person who has held such a position since the beginning of the last completed financial year end of the Company, nor any proposed nominee for election as a director of the Company, nor any associate or affiliate of the foregoing persons, has any substantial or material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted on at the Annual General Meeting.


                    BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company is a "foreign private issuer" under the Securities Exchange Act of 1934 (the "Act") and as such its insiders are not required to file reports under section 16(a) of the Act.


                                 OTHER BUSINESS


At this time management knows of no other business proposed for the Annual General Meeting.


         DATED at Vancouver, British Columbia this 12th day of October, 2001.


                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          (signed) DIANE MALAHERSecretary

                                  Schedule "A"

     Proposed Text of Resolution Regarding Amendment to Incentive Stock Option Plan


     BE IT RESOLVED, as an ordinary resolution of the shareholders of Pivotal Corporation (the "Company") that, subject to receipt of all necessary regulatory approvals:

     (a) the maximum number of common shares reserved for issuance under the Company's Incentive Stock Option Plan (the "Plan") is hereby increased by 1,000,000 common shares, from 7,376,186 common shares to 8,376,186 common shares;

     (b) Section 5(a) of the Plan is hereby amended by deleting the words "the lesser of (i) 800,000 shares or (ii)";

     (c) the Plan, as amended, is hereby confirmed and approved as the Company's Incentive Stock Option Plan; and

     (d) any one director or officer is hereby authorized, on behalf of the Company, to execute and deliver all documents or take all steps as may be necessary or advisable in connection with, and in order to give effect to, the foregoing resolutions.

                               PIVOTAL CORPORATION
                               (CUSIP #72581R106)

                      SUPPLEMENTAL MAILING LIST RETURN CARD


National Policy Statement No. 41 adopted by the Canadian Securities Administrators establishes an exemption to the requirement to send unaudited interim financial statements to shareholders. If you wish to receive the unaudited interim financial statements of Pivotal Corporation, you must complete this form and forward it, either with your proxy or separately, to our transfer agent at the following address:

                            CIBC Mellon Trust Company
                                   Suite 1600
                            1066 West Hastings Street
                           Vancouver, British Columbia
                                     V6E 3X1

Please note that both registered and non-registered shareholders should return this form. Registered shareholders will not automatically receive unaudited interim financial statements. (Registered shareholders are those with shares registered in their name; non-registered shareholders have their shares registered in an agent, broker or bank's name).

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Please put my name on the  Supplemental  Mailing  list to receive the  unaudited interim financial statements of Pivotal Corporation (CUSIP #72581R106).



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(First Name and Surname)


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(Number and Street)


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(City)                        (Province)                          (Postal Code)


Signature:________________________      __________________________________
         (Signature of Shareholder)                   (Date)

                               PIVOTAL CORPORATION
                         Suite 300 - 224 West Esplanade
                           North Vancouver, BC V7M 3M6
                                      PROXY
                       FOR THE 2001 ANNUAL GENERAL MEETING
                                NOVEMBER 15, 2001
              THIS PROXY IS SOLICITED BY MANAGEMENT OF THE COMPANY

The undersigned shareholder of Pivotal Corporation (the "Company") hereby appoints Kent Roger (Bo) Manning, or failing him, Andre J. Beaulieu, or failing either of them ___________________________ as the proxyholder for and on behalf of the undersigned to attend, act and vote for and on behalf of the undersigned at the Annual General Meeting (the "Annual General Meeting") of the shareholders of the Company to be held at The Delta Pinnacle Hotel, 1128 West Hastings Street, Vancouver, British Columbia, on Thursday, November 15, 2001 at 2:30 p.m. and at any adjournment thereof, to the same extent and with the same powers as if the undersigned were present at the Annual General Meeting or any adjournment thereof, and, without limiting the foregoing, the persons named are specifically directed to vote as indicated below. For further information regarding the Annual General Meeting and the matters that will be acted upon at the Annual General Meeting, reference is specifically made to the accompanying Notice of Annual General Meeting, and Management Information Circular and Form of Proxy, both dated October 12, 2001. The instructions to this proxy form part of this proxy.
The undersigned directs the proxyholder appointed by this proxy to vote as follows:

1. To elect the following persons as directors of the Company until the next annual general meeting:

         Kent Roger (Bo) Manning....FOR  |_|         WITHHOLD  |_|
         Norman B. Francis..........FOR  |_|         WITHHOLD  |_|
         Keith R. Wales.............FOR  |_|         WITHHOLD  |_|
         Jeremy A. Jaech............FOR  |_|         WITHHOLD  |_|
         Robert J. Louis............FOR  |_|         WITHHOLD  |_|
         Steven M. Gordon...........FOR  |_|         WITHHOLD  |_|

2. To approve and confirm amendments to the Company's Incentive Stock Option Plan as described in the accompanying Information Circular.
                                  FOR  |_|            AGAINST  |_|

3. To appoint Deloitte & Touche LLP, Chartered Accountants, as auditor of the Company until the next annual general meeting at a remuneration to be fixed by the directors of the Company.
                                    FOR  |_|         WITHHOLD  |_|

EXECUTED on the _____ day of __________________, 2001.

_____________________________________________       ____________________________
Signature of Shareholder (or Authorized             Number of Common Shares Held
Attorney or Signatory on behalf of Shareholder)

_____________________________________________
Name of Shareholder (Please Print Clearly)

_____________________________________________
Address

_____________________________________________
City/Province


INSTRUCTIONS:
1. The common shares represented by this proxy will, on any ballot, be voted as you may have specified by marking an "X" in the spaces provided for that purpose. IF NO CHOICE IS SPECIFIED AND EITHER OF KENT ROGER (BO) MANNING OR ANDRE J. BEAULIEU IS APPOINTED AS PROXYHOLDER, THE COMMON SHARES WILL BE VOTED AS IF YOU HAD SPECIFIED AN AFFIRMATIVE VOTE.

2. YOU MAY APPOINT AS PROXYHOLDER SOMEONE OTHER THAN THE PERSONS NAMED IN THIS PROXY BY STRIKING OUT THEIR NAMES AND INSERTING IN THE BLANK SPACE PROVIDED THE NAME OF THE PERSON YOU WISH TO ATTEND AND ACT AS PROXYHOLDER, AND THAT PERSON NEED NOT BE A SHAREHOLDER OF THE COMPANY. IF THE INSTRUCTIONS ON THIS PROXY ARE CERTAIN, THE COMMON SHARES REPRESENTED BY THE PROXY WILL BE VOTED ON ANY POLL IN ACCORDANCE WITH SUCH INSTRUCTIONS, AND WHERE YOU SPECIFY A CHOICE WITH RESPECT TO ANY MATTER TO BE ACTED ON, THE COMMON SHARES WILL BE VOTED ON ANY POLL IN ACCORDANCE WITH THE SPECIFICATIONS SO MADE.

3. THIS PROXY  ALSO  CONFERS   A  DISCRETIONARY  AUTHORITY  TO VOTE   THE COMMON
SHARES WITH RESPECT TO:

(a) AMENDMENTS TO, OR VARIATIONS OF, MATTERS IDENTIFIED IN THE NOTICE OF ANNUAL GENERAL MEETING; AND

(b)  OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE ANNUAL GENERAL MEETING,

BUT ONLY IF MANAGEMENT HAS NOT BEEN MADE AWARE, A REASONABLE TIME PRIOR TO THIS SOLICITATION, THAT THE AMENDMENTS, VARIATIONS OR OTHER MATTERS ARE TO BE PRESENTED FOR ACTION AT THE ANNUAL GENERAL MEETING. No matters other than those stated in the attached Notice of Annual General Meeting are, at present, known to be considered at the Annual General Meeting but, if such matters should arise, proxies will be voted in accordance with the best judgment of the proxyholder.

4. In order to be valid this proxy must be signed by the shareholder or by his or her attorney duly authorized in writing or, in the case of a corporation, executed under its corporate seal or by an officer or officers or attorney for the corporation duly authorized. If this proxy is executed by an attorney for an individual shareholder or joint shareholder or by an officer or officers or attorney of a corporate shareholder not under its corporate seal, the instrument so empowering the officer or officers or the attorney, as the case may be, or a notarial copy thereof, should accompany the proxy. The signature and name must conform to the name of the shareholder as registered. Executors, administrators and trustees signing on behalf of the registered shareholder should so indicate. If common shares are jointly held, either of the registered owners may sign the proxy. If this proxy is not dated in the blank space provided, it will be deemed to bear the date on which it was mailed by management of the Company.

5. This proxy may not be used at the Annual General Meeting unless it is deposited at the office of CIBC Mellon Trust Company at Suite 1600, 1066 West Hastings Street, Vancouver, British Columbia, V6E 3X1, Attention: Ms. Leslie MacFarlane before 2:30 p.m. (Vancouver time) on Tuesday, November 13, 2001, or not less than 48 hours (excluding Saturdays and holidays) before any adjournment of the Annual General Meeting. The Chairman of the Annual General Meeting has the discretion to accept proxies received subsequently.